UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2006

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

5050 Lincoln Drive
Edina, Minnesota		55436-1097
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2006, the Board of Directors of Alliant Techsystems Inc. (“ATK”), upon the recommendation of the Board’s Nominating and Governance Committee, approved increases in the equity compensation and annual cash retainer paid to ATK’s non-employee directors.

Effective immediately following the election of directors at ATK’s next annual meeting of stockholders, which is scheduled for August 1, 2006, the compensation paid to ATK’s non-employee directors shall be as follows:

•                   an award of restricted stock valued at $75,000 at the time of grant upon the directors’ election to the Board at ATK’s 2006 Annual Meeting of Stockholders and upon reelection at each subsequent annual meeting of stockholders (increased from $55,000);

•                   an annual cash retainer of $50,000 for non-employee directors (increased from $40,000);

•                   an annual cash retainer of $15,000 for the chair of the Audit Committee (no change);

•                   an annual cash retainer of $10,000 for the chair of each of the Board’s Personnel and Compensation, Nominating and Governance, and Finance Committees (no change);

•                   a fee of $2,000 for each Board meeting attended (no change); and

•                   a fee of $1,500 for each committee meeting attended in person and for each committee meeting attended via teleconference that lasts longer than two hours (no change).

In order to increase the equity compensation awarded to ATK’s non-employee directors, the Board approved Amendment No. 1 to the Alliant Techsystems Inc. Amended and Restated Non-Employee Director Restricted Stock Plan, which is attached to this report as Exhibit 10.1.

All retainer amounts are paid in quarterly installments.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.

Description

10.1	Amendment No. 1 to Amended and Restated Non-Employee Director Restricted Stock Plan effective May 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: May 3, 2006	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary